STATE OF NEVADA

BARBARA K. CEGAVSKE

Commercial  Recordings  Division

Secretary  of  State

202 N. Carson Street

Carson City, NV 89701

Telephone (775) 684-5708

Fax (775) 684-7138

KIMBERLEY PERONDI

•

North Las Vegas City Hall

Deputy  Secretary  for

2250 Las Vegas Blvd North, Suite 400

OFFICE OF THE

Commercial  Recordings

North Las Vegas, NV 89030

SECRETARY OF STATE

Telephone (702) 486-2880

Fax (702) 486-2888

Business Entity - Filing Acknowledgement

02/12/2020

Work Order Item Number:

W2020021201055- 406454

Filing Number:

20200478067

Filing Type:

Certificate  of  Designation

Filing Date/Time:

02/12/2020  13:31:27  PM

Filing Page(s):

30

Indexed Entity Information:

Entity ID:  E0427292005-7

Entity Name:  PARALLAX HEALTH

SCIENCES, INC.

Entity Status:  Active

Expiration Date: None

Commercial Registered Agent

PARACORP INCORPORATED

318 N CARSON ST #208, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of  State, Commercial

Recording Division. The filing date and time  have been affixed to each document,

indicating  the  date  and  time  of  filing. A filing  number  is  also  affixed  and  can  be  used to reference this document in the future.

Respectfully,

BARBARA K. CEGAVSKE

Secretary of State

Commercial Recording Division

202 N. Carson Street

BARBARA K. CEGAVSKE

Secretary  of  State

202 North Carson Street

Carson  City,  Nevada  89701-4201

(775)  684-5708

•    Website:  www.nvsos.gov

www.nvsilverflume.gov

Certificate,  Amendment  or  Withdrawal  of  Designation

NRS 78.1955, 78.1955(6)

   Certificate  of  Designation

   Certificate  of  Amendment  to  Designation - Before Issuance of Class or Series

   Certificate  of  Amendment  to  Designation - After Issuance of Class or Series

   Certificate  of  Withdrawal  of  Certificate  of  Designation

TYPE OR PRINT  - USE  DARK  INK  ONLY- DO NOT HIGHLIGHT

1. Entity information:   Name of entity:

 PARALLAX HEALTH SCIENCES, INC.

Entity or Nevada Business Identification Number (NVID): NV20051486592

2. Effective date and     For Certificate of Designation or

Date:

Time:

time:

Amendment  to  Designation  Only

(Optional):

(must not be later than 90 days after the certificate is filed)

3. Class or series of      The class or series of stock being designated within this filing:

stock: (Certificate  of

Designation only)  SEE  ATTACHED  CERTIFICATE  OF  DESIGNATION- SERIES  B1  PREFERRED  STOCK

4. Information for

The original class or series of stock being amended within this filing:

amendment of class

or series of stock:

5. Amendment of

 Certificate of Amendment to Designation- Before Issuance of Class or Series

class or series of

As  of  the  date  of  this  certificate  no  shares  of  the  class  or  series  of  stock  have  been  issued.

stock:

  Certificate of Amendment to Designation- After Issuance of Class or Series

     The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.

6.Resolution:

By resolution of the board of directors pursuant to a provision in the articles of incorporation this

(Certificate of Designation    certificate establishes OR amends the following regarding the voting powers, designations,

and Amendment to

preferences, limitations, restrictions and relative rights of the following class or series of stock.*

Designation only)

7. Withdrawal:

Designation being

Date of

Withdrawn:

Designation:

No shares of the class or series of stock being withdrawn are outstanding.

The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *

8. Signature:  (Required)  X CALLI R BUCCI

Signature of Officer

Date: 02/12/2020

This  form  must  be  accompanied  by  appropriate  fees. page1  of 1

Revised: 1/1/2019

PARALLAX HEALTH SCIENCES, INC.

CERTIFICATE OF DESIGNATION OF PREF

ERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES B1 10% CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 78.1955 OF THE

NEVADA REVISED STATUTES

The undersigned, Paul Arena and Calli Bucci, do hereby certify that:

1. They are the President and Secretary, respectively, of Parallax Health Sciences, Inc.,

a Nevada corporation (the “Corporation”).

2. The Corporation is authorized to issue 10,000,000 shares of preferred stock, 977,352 of which have been issued.

3.  The  following  resolutions  were  duly  adopted  by  the  board  of  directors  of  the

Corporation (the “Board of Directors”):

WHEREAS,  the  certificate  of  incorporation  of  the  Corporation  provides  for  a  class  of  its authorized stock known as preferred stock, consisting of  10,000,000 shares, $0.001 par value per share, issuable from time to time in one or more series;

WHEREAS,  the  Board  of  Directors  is  authorized  to  fix  the  dividend  rights,  dividend  rate,

voting  rights,  conversion  rights,  rights  and  terms  of  redemption  and  liquidation  preferences  of any  wholly  unissued  series  of  preferred  stock  and  the  number  of  shares  constituting  any  series and the designation thereof, of any of them; and

WHEREAS,  it  is  the  desire  of  the  Board  of Directors,  pursuant  to  its  authority  as  aforesaid,

to  fix  the  rights,  preferences,  restrictions  and  other  matters  relating  to  a  series  of  the  preferred stock,  which  shall  consist  of,  except  as  otherwise  set  forth  in  the  Purchase  Agreement,  up  to

1,000 shares of the preferred stock which the Corporation has the authority to issue, as follows:

NOW,  THEREFORE,  BE  IT  RESOLVED,  that  the Board of  Directors  does hereby  provide for  the  issuance  of  a  series  of  preferred  stock  for  cash  or  exchange  of  other  securities,  rights  or property and does  hereby fix  and determine the rights,  preferences,  restrictions and other  matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

Section 1.

Definitions.  For  the  purposes  hereof,  the  following  terms  shall have the following meanings:

“Affiliate”  means  any  Person  that,  directly  or  indirectly  through  one  or  more intermediaries,  controls  or  is  controlled  by  or  is  under  common  control  with  a  Person,  as such terms are used in and construed under Rule 405 of the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 7(e).

“Base Conversion Price” shall have the meaning set forth in Section 7(b).

“Beneficial  Ownership  Limitation”  shall  have  the  meaning  set  forth  in  Section

6(d).

“Business  Day”  means  any  day  except  any  Saturday,  any  Sunday,  any  day  which is  a  federal  legal  holiday  in  the  United  States  or  any  day  on  which  banking  institutions  in the  State  of  New  York  are  authorized  or  required  by  law  or  other  governmental  action  to close.

“Buy-In” shall have the meaning set forth in Section 6(c)(iv).

“Change  of  Control  Transaction”  means  the  occurrence  after  the  date  hereof  of any  of  (a)  an  acquisition  after  the  date  hereof  by  an  individual  or  legal  entity  or  “group”

(as  described  in  Rule  13d-5(b)(1)  promulgated  under  the  Exchange  Act)  of  effective

control   (whether   through   legal   or   beneficial   ownership   of   capital   stock   of   the

Corporation,  by  contract  or  otherwise)  of  in  excess  of  33%  of  the  voting  securities  of  the

Corporation  (other  than  by  means  of  conversion  or  exercise  of  Preferred  Stock  and  the

Securities  issued  together  with  the  Preferred  Stock),  (b)  the  Corporation  merges  into  or consolidates  with  any  other  Person,  or  any  Person  merges  into  or  consolidates  with  the

Corporation   and,   after   giving   effect   to   such   transaction,   the   stockholders   of   the

Corporation  immediately  prior  to  such  transaction  own  less  than  66%  of  the  aggregate voting  power  of  the  Corporation  or  the  successor  entity  of  such  transaction,  (c)  the

Corporation  sells  or  transfers  all  or  substantially  all  of  its  (and  all  of  its  Subsidiaries,

taken  as  a  whole)  assets  to  another  Person  and  the  stockholders  of  the  Corporation immediately  prior  to  such  transaction  own  less  than  66%  of  the  aggregate  voting  power of  the  acquiring  entity  immediately  after  the  transaction, (d)  a  replacement  at  one  time  or within  a  one  year  period  of  more  than  one-half  of  the  members  of  the  Board  of  Directors which  is  not  approved  by  a  majority  of  those  individuals  who  are  members  of  the  Board of  Directors  on  the  Original  Issue  Date  (or  by  those  individuals  who  are  serving  as members  of  the  Board  of  Directors  on  any  date  whose  nomination  to  the  Board  of

Directors  was  approved  by  a  majority  of  the  members  of  the  Board  of  Directors  who  are members  on  the  Original  Issue  Date),  or  (e)  the  execution  by  the  Corporation  of  an

agreement to  which  the Corporation   is a  party or by which it is  bound, providing for any

of the events set forth in clauses (a) through (d) above.

“Closing” means the closing of the purchase and sale of the Securities pursuant to

Section 2.1 of the Purchase Agreement.

“Closing   Date”   means   the   Trading   Day   on   which   all   of   the   Transaction

Documents  have  been  executed  and  delivered  by  the  applicable  parties  thereto  and  all conditions precedent to (i) each Holder’s obligations to pay the Subscription Amount and

(ii) the Corporation’s obligations to deliver the Securities have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common  Stock”  means  the  Corporation’s  common  stock,  par  value  $0.001  per share,  and  stock  of  any  other  class  of  securities  into  which  such  securities  may  hereafter be reclassified or changed.

“Common  Stock  Equivalents”  means  any  securities  of  the  Corporation  or  the

Subsidiaries  which  would  entitle  the  holder  thereof  to  acquire  at  any  time  Common

Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Amount” means the sum of the Stated Value at issue.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall have the meaning set forth in Section 6(b).

“Conversion  Shares”  means,  collectively,  the  shares  of  Common  Stock  issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Conversion  Shares  Registration  Statement”  means  a  registration  statement  that registers  the  resale  of  all  of  the  Conversion  Shares  by  the  Holders,  which  shall  be  named as  “selling  stockholders”  therein,  and  meets  the  requirements  of  the  Registration  Rights

Agreement.

“Dilutive Issuance” shall have the meaning set forth in Section 7(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 7(b).

“Dividend  Conversion  Rate”  means  the  lesser  of  (a)  the  Conversion  Price  then  in effect  or  (b)  70%  of  the  arithmetic  average  of  the  two  lowest  VWAPs  during  the  20 consecutive  Trading  Days  ending  on  the  Trading  Day  that  is  immediately  prior  to  the applicable Dividend Payment Date.

“Dividend Conversion Shares” shall have the meaning set forth in Section 3(a).

“Dividend Notice Period” shall have the meaning set forth in Section 3(a).

“Dividend Payment Date” shall have the meaning set forth in Section 3(a).

“Dividend Share Amount” shall have the meaning set forth in Section 3(a).

“Effective   Date”   means   the   date   that   the   Conversion   Shares   Registration

Statement  filed  by  the  Corporation  pursuant  to  the  Registration  Rights  Agreement  is  first declared effective by the Commission.

“Equity  Conditions”  means,  during  the  period  in  question,  (a)  the  Corporation shall  have  duly  honored  all  conversions  scheduled  to  occur  or  occurring  by  virtue  of  one or  more  Notices  of  Conversion  of  the  applicable  Holder  on  or  prior  to  the  dates  so requested  or  required,  if  any,  (b)  the  Corporation  shall  have  paid  all  liquidated  damages and other amounts owing to the applicable Holder in respect of the Preferred Stock, (c)(i)

there  is  an  effective  Conversion  Shares  Registration  Statement  pursuant  to  which  the

Holders  are  permitted  to  utilize  the  prospectus  thereunder  to  resell  all  of  the  shares  of

Common  Stock  issuable  pursuant  to  the  Transaction  Documents  (and  the  Corporation

believes,   in   good   faith,   that   such   effectiveness   will   continue   uninterrupted   for   the

foreseeable   future)   or   (ii)   all   of   the   Conversion   Shares   issuable   pursuant   to   the

Transaction  Documents  (and  shares  issuable  in  lieu  of  cash  payments  of  dividends)  may be  resold  pursuant  to  Rule  144  without  volume  or  manner-of-sale  restrictions  or  current public  information  requirements  as  determined  by  the  counsel  to  the  Corporation  as  set forth  in  a  written  opinion  letter  to  such  effect,  addressed  and  acceptable  to  the  Transfer

Agent  and  the  affected  Holders,  (d)  the  Common  Stock  is  trading  on  a  Trading  Market and  all  of  the  shares  issuable  pursuant  to  the  Transaction  Documents  are  listed  or  quoted for  trading  on  such  Trading  Market  (and  the  Corporation  believes,  in  good  faith,  that trading  of  the  Common  Stock  on  a  Trading  Market  will  continue  uninterrupted  for  the foreseeable  future),  (e)  there  is  a  sufficient  number  of  authorized,  but  unissued  and otherwise  unreserved,  shares  of  Common  Stock  for  the  issuance  of  all  of  the  shares  then issuable pursuant to the Transaction Documents, (f) the issuance of the shares in question

(or,  in  the  case  of  a  redemption,  the  shares  issuable  upon  conversion  in  full  of  the redemption amount) to the applicable Holder would not violate the limitations set forth in

Section  6(d)  herein,  (g),  other  than  in  connection  with  a  Forced  Conversion,  there  has been  no  public  announcement  of  a  pending  or  proposed  Fundamental  Transaction  or

Change of Control Transaction that has not been consummated, (h) the applicable Holder

is   not   in   possession   of   any   information   provided   by   the   Corporation,   any   of   its

Subsidiaries,  or  any  of  their  officers,  directors,  employees,  agents  or  Affiliates,    that

constitutes, or may constitute, material non-public information.

“Exchange  Act”  means  the  Securities  Exchange  Act  of  1934,  as  amended,  and the rules and regulations promulgated thereunder.

“Exempt  Issuance”  means  the  issuance  of  (a)  shares  of  Common  Stock or  options to employees, officers or directors of the Corporation pursuant to any stock or option plan duly  adopted  by  a  majority  of  the  non-employee  members  of  the  Board  of  Directors  of the  Corporation  or  a  majority  of  the  members  of  a  committee  of  non-employee  directors

established   for   such   purpose,   (b)   securities   upon   the   exercise   or   exchange   of   or

conversion  of  any  securities  issued  pursuant  to  the  Purchase  Agreement  and/or  other securities  exercisable  or  exchangeable  for  or  convertible  into  shares  of  Common  Stock issued  and  outstanding  on  the  date  of  the  Purchase  Agreement,  provided  that  such securities  have  not  been  amended  since  the  date  of  the  Purchase  Agreement  to  increase

the   number   of   such   securities   or   to   decrease   the   exercise   price,   exchange   price   or

conversion  price  of  any  such  securities  or  to  extend  the  term  of  such  securities,  (c)

securities  issued  pursuant  to  acquisitions  or  strategic  transactions  approved  by  a  majority of  the  disinterested  directors  of  the  Corporation,  provided  that  such  securities  are  issued as  “restricted  securities”  (as  defined  in  Rule  144)  and  carry  no  registration  rights  that require  or  permit  the  filing  of  any  registration  statement  in  connection  therewith  during,

and provided that any such issuance shall only be to a Person (or to the equityholders of a

Person)  which  is,  itself  or  through  its  subsidiaries,  an  operating  company  or  an  owner  of an  asset  in  a  business  synergistic  with  the  business  of  the  Corporation  and  shall  provide to the Corporation additional benefits in addition to the investment of funds, but shall not include  a  transaction  in  which  the  Corporation  is  issuing  securities  primarily  for  the purpose of raising capital or to an entity whose primary business is investing in securities and, (d) an amount of Preferred Stock and warrants up to $4,500,000 in cash, on the same terms  and  conditions  and  prices  as  pursuant  to  the  Purchase  Agreement,  with  investors executing  definitive  agreements  for  the  purchase  of  such  securities  for  the  purchase  of such securities and such transactions having closed on or before May __1, 2020.

“Forced  Conversion  Amount” means  the sum  of  (a)  100% of  the aggregate  Stated

Value  then  outstanding,  (b)  accrued  but  unpaid  dividends  and  (c)  all  liquidated  damages and other amounts due in respect of the Preferred Stock.

“Forced Conversion Date” shall have the meaning set forth in Section 8(a).

“Forced Conversion Notice” shall have the meaning set forth in Section 8(a).

“Forced Conversion Notice Date” shall have the meaning set forth in Section 8(a).

“Fundamental Transaction” shall have the meaning set forth in Section 7(e).

“GAAP” means United States generally accepted accounting principles.

“Holder” shall have the meaning given such term in Section 2.

1 Insert the date that is the 90 day anniversary of the Closing Date.

“Junior   Securities”   means   the   Common   Stock   and   all   other   Common   Stock

Equivalents  of  the  Corporation  other  than  those  securities  which  are  explicitly  senior  or pari passu to the Preferred Stock in dividend rights or liquidation preference.

“Liquidation” shall have the meaning set forth in Section 5.

“Mandatory Conversion Date” shall mean February __2, 2022.

“Market Price” shall have the meaning set forth in Section 6(b).

“New York Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Optional Redemption” shall have the meaning set forth in Section 8(b).

“Optional  Redemption  Amount”  means  the  sum  of  (a)  120%  of  the  aggregate

Stated  Value  then  outstanding,  (b)  accrued  but  unpaid  dividends,  and  (c)  all  liquidated damages and other amounts due in respect of the Preferred Stock.

“Optional Redemption Date” shall have the meaning set forth in Section 8(b).

“Optional Redemption Notice” shall have the meaning set forth in Section 8(b).

“Optional  Redemption  Notice  Date”  shall  have  the  meaning  set  forth  in  Section

8(b).

“Original  Issue  Date”  means  the  date  of  the  first  issuance  of  any  shares  of  the

Preferred Stock regardless of the number of transfers of any particular shares of Preferred

Stock  and  regardless  of  the  number  of  certificates  which  may  be  issued  to  evidence  such

Preferred Stock.

“Person”  means  an  individual  or  corporation,  partnership,  trust,  incorporated  or unincorporated association, joint venture, limited liability company, joint stock company,

government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 2.

“Purchase  Agreement”  means  the  Securities  Purchase  Agreement,  dated  as  of  the

Original   Issue   Date,  among   the  Corporation  and   the   original   Holders,   as   amended,

modified or supplemented from time to time in accordance with its terms.

2 Insert the date that is the 2 year anniversary of the issuance date.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as  of  the  date  of  the  Purchase  Agreement,  among  the  Corporation  and  the  original

Holders, in the form of Exhibit B attached to the Purchase Agreement.

“Registration Statement” means a registration statement meeting the requirements set  forth  in  the  Registration  Rights  Agreement  and  covering  the  resale  of  the  Underlying

Shares by each Holder as provided for in the Registration Rights Agreement.

“Rule  144”  means  Rule  144  promulgated  by  the  Commission  pursuant  to  the

Securities  Act,  as  such  Rule  may  be  amended  from  time  to  time,  or  any  similar  rule  or regulation  hereafter  adopted  by  the  Commission  having  substantially  the  same  effect  as such Rule.

“Rule  424”  means  Rule  424  promulgated  by  the  Commission  pursuant  to  the

Securities  Act,  as  such  Rule  may  be  amended  or  interpreted  from  time  to  time,  or  any similar  rule  or  regulation  hereafter  adopted  by  the  Commission  having  substantially  the same purpose and effect as such Rule.

“Securities”  means  the  Preferred  Stock,  the  Warrants,  the  Warrant  Shares  and  the

Underlying Shares.

“Securities  Act”  means  the  Securities  Act  of  1933,  as  amended,  and  the  rules  and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 6(c).

“Stated  Value”  shall  have  the  meaning  set  forth  in  Section  2,  as  the  same  may  be increased pursuant to Section 3.

“Subscription Amount” shall mean, as to each Holder, the aggregate amount to be paid  for  the  Preferred  Stock  purchased  pursuant  to  the  Purchase  Agreement  as  specified below  such  Holder’s  name  on  the  signature  page  of  the  Purchase  Agreement  and  next  to

the   heading   “Subscription   Amount,”   in   United   States   dollars   and   in   immediately

available funds.

“Subsidiary”  means  any  subsidiary  of  the  Corporation  as  set  forth  on  Schedule

3.1(a)  of  the  Purchase  Agreement  and  shall,  where  applicable,  also  include  any  direct  or indirect  subsidiary  of  the  Corporation  formed  or  acquired  after  the  date  of  the  Purchase

Agreement.

“Successor Entity” shall have the meaning set forth in Section 7(e).

“Trading  Day”  means  a  day  on  which  the  principal  Trading  Market  is  open  for business.

“Trading  Market”  means any of the following markets or exchanges  on which the

Common   Stock   is   listed   or   quoted   for   trading   on   the   date   in   question:   the   NYSE

American,  the  Nasdaq  Capital  Market,  the  Nasdaq  Global  Market,  the  Nasdaq  Global

Select  Market,  the  New  York  Stock  Exchange,  the  OTCQB  or  the  OTCQX  (or  any

successors to any of the foregoing).

“Transaction  Documents”  means  this  Certificate  of  Designation,  the  Purchase

Agreement,  the  Warrants,  the  Registration  Rights  Agreement,  all  exhibits  and  schedules thereto  and  hereto  and  any  other  documents  or  agreements  executed  in  connection  with the transactions contemplated pursuant to the Purchase Agreement.

“Transfer  Agent”  means  Action  Stock  Transfer,  the  current  transfer  agent  of  the

Corporation  with  a  mailing  address  of  2469  E.  Fort  Union  Blvd.,  Suite  214,  Salt  Lake

City,  UT  84121and  a  facsimile  number  of  801-274-1099,  and  any  successor  transfer agent of the Corporation.

“Trigger  Date”  means  each  of:  (i)  August  __,  2020,  (ii)  February  __,  2021,  and

(iii) August __, 2021.

“Trigger  Date  Adjustment  Notice”  shall  have  the  meaning  set  forth  in  Section

6(b).

“Underlying  Shares”  means  the  shares  of  Common  Stock  issued  and  issuable upon  conversion  of  the  Preferred  Stock,  upon  exercise  of  the  Warrants  and  issued  and issuable  in  lieu  of  the  cash  payment  of  dividends  on  the  Preferred  Stock  in  accordance with the terms of this Certificate of Designation.

“Variable  Rate  Transaction”  shall  have  the  meaning  ascribed  to  such  term  in

Section 4.12(a) of the Purchase Agreement.

“VWAP”  means,  for  any  date,  the  price  determined  by  the  first  of  the  following clauses  that  applies:  (a)  if  the  Common  Stock  is  then  listed  or  quoted  on  a  Trading

Market,  the  daily  volume  weighted  average  price  of  the  Common  Stock  for  such  date  (or the  nearest  preceding  date)  on  the  Trading  Market  on  which  the  Common  Stock  is  then listed  or  quoted  as  reported  by  Bloomberg  L.P.  (based  on  a  Trading  Day  from  9:30  a.m.

(New  York  City  time)  to  4:02  p.m.  (New  York  City  time)),  (b)   if  OTCQB  or  OTCQX  is

not  a  Trading  Market,  the  volume  weighted  average  price  of  the  Common  Stock  for  such date  (or  the  nearest  preceding  date)  on  OTCQB  or  OTCQX  as  applicable,  (c)  if  the

Common  Stock  is  not  then  listed  or  quoted  for  trading  on  OTCQB  or  OTCQX  and  if prices  for  the  Common  Stock  are  then  reported  on  The  Pink  Open  Market  (or  a  similar organization  or  agency  succeeding  to  its  functions  of  reporting  prices),  the  most  recent bid  price  per  share  of  the  Common  Stock  so  reported,  or  (d) in  all  other  cases,  the  fair market  value  of  a  share  of  Common  Stock  as  determined  by  an  independent  appraiser selected  in  good  faith  by  the  Purchasers  of  a  majority  in  interest  of  the  Securities  then outstanding and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation.

“Warrants”  means,  collectively,  the  Common  Stock  purchase  warrants  delivered

to   the   Holder   at   the   Closing   in   accordance   with   Section   2.2(a)   of   the   Purchase

Agreement, which Warrants shall be exercisable immediately and have a term of exercise equal to three (3) years, in the form of Exhibit C attached to the Purchase Agreement.

“Warrant  Shares”  means  the  shares  of  Common  Stock  issuable  upon  exercise  of the Warrants.

Section 2.

Designation,  Amount  and  Par  Value.  The  series  of  preferred  stock shall  be  designated  as  its  Series  B1  10%  Convertible  Preferred  Stock  (the  “Preferred

Stock”)  and  the  number  of  shares  so  designated  shall  be  up  to  1,000  (which  shall  not  be subject  to  increase  without  the  written  consent  of  the  holders  of  a  majority  of  the  then

outstanding   shares   of   the   Preferred   Stock   (each,   a   “Holder”   and   collectively,   the

“Holders”)). Each share of Preferred Stock shall have a par value of $0.001 per share and a  stated  value  equal  to  $10,000,  subject  to  increase  set  forth  in  Section  3  below  (the

“Stated Value”).

Section 3.

Dividends.

a)

Dividends  in  Cash  or  in  Kind.  Holders  shall  be  entitled  to  receive,  and  the

Corporation  shall  pay,  cumulative  dividends  at  the  rate  per  share  (as  a  percentage  of  the

Stated  Value  per  share)  of  10%  per  annum,  payable  quarterly  on  January  1,  April  1,  July

1  and  October  1,  beginning  on  the  first  such  date  after  the  Original  Issue  Date  and  on each Conversion Date (with respect only to Preferred Stock being converted) and on each

Optional  Redemption  Date  (with  respect  only  to  Preferred  Stock  being  redeemed)  (each such  date,  a  “Dividend  Payment  Date”)  (if  any  Dividend  Payment  Date  is  not  a  Trading

Day,  the  applicable  payment  shall  be  due  on  the  next  succeeding  Trading  Day)   in  cash,

or  at  the  Corporation’s  option,  in  duly  authorized,  validly  issued,  fully  paid  and  non-

assessable  shares  of  Common  Stock  as  set  forth  in  this  Section  3(a),  or  a  combination thereof  (the  dollar  amount  to  be  paid  in  shares  of  Common  Stock,  the  “Dividend  Share

Amount”).   The  form  of  dividend  payments  to  each  Holder  shall  be  determined  in  the following  order  of  priority:  (i)  if  funds  are  legally  available  for  the  payment  of  dividends and  the  Equity  Conditions  have  not  been  met  during  the  20  consecutive  Trading  Days

immediately   prior   to   the   applicable   Dividend   Payment   Date   (the   “Dividend   Notice

Period”),  in cash  only,  (ii)  if  funds  are  legally available  for  the  payment  of  dividends  and the  Equity  Conditions  have  been  met  during  the  Dividend  Notice  Period,  at  the  sole election  of  the  Corporation,  in  cash  or  shares  of  Common  Stock  which  shall  be  valued  at the  Dividend  Conversion  Rate,  (iii)  if  funds  are  not  legally  available  for  the  payment  of dividends and the Equity Conditions have been met during the Dividend Notice Period, in shares  of  Common  Stock  which  shall  be  valued  at  the  Dividend  Conversion  Rate,  (iv)  if funds  are  not  legally  available  for  the  payment  of  dividends  and  the  Equity  Condition relating  to  an  effective  Conversion  Shares  Registration  Statement  has  been  waived  by such Holder, as to such Holder only, in unregistered shares of Common Stock which shall be  valued  at  the  Dividend  Conversion  Rate,  and  (v)  if  funds  are  not  legally  available  for the  payment  of  dividends  and  the  Equity  Conditions  have  not  been  met  during  the

Dividend  Notice  Period,  then,  at  the  election  of  such  Holder,  such  dividends  shall  accrue to  the  next  Dividend  Payment  Date  or  shall  be  accreted  to,  and  increase,  the  outstanding

Stated  Value.    In  addition,  as  a  condition  to  paying  dividends  in  shares  of  Common

Stock,  as  to  such  Dividend  Payment  Date,  prior  to  such  Dividend  Notice  Period  (but  not more  than  five  (5)  Trading  Days  prior  to  the  commencement  of  such  Dividend  Notice

Period),   the   Corporation   shall   have   delivered   to   each   Holder’s   account   with   The

Depository  Trust  Company  a  number  of  shares  of  Common  Stock  to  be  applied  against such  Dividend  Share  Amount  equal  to  the  quotient  of  (x)  the  applicable  Dividend  Share

Amount  divided  by  (y)  the  Dividend  Conversion  Rate,  assuming  for  such  purposes  that the  Dividend  Payment  Date  is  the  Trading  Day  immediately  prior  to  the  commencement

of  the  Dividend  Notice  Period  (the  “Dividend  Conversion  Shares”).   The  Holders  shall

have  the  same  rights  and  remedies  with  respect  to  the  delivery  of  any  such  shares  as  if such shares were being issued pursuant to Section 6.

b)

Corporation’s  Ability  to  Pay  Dividends  in  Cash  or  Kind.   On  the  Closing

Date,  the  Corporation  shall  have  notified  the  Holders  whether  or  not  it  may  legally  pay

cash  dividends  as  of  the  Closing  Date.    The  Corporation  shall  promptly  notify  the

Holders  at  any  time  the  Corporation  shall  become  able  or  unable,  as  the  case  may  be,  to legally  pay  cash  dividends.  If  at  any  time  the  Corporation  has  the  right  to  pay  dividends in  cash  or  shares  of  Common  Stock,  the  Corporation  must  provide  the  Holders  with  at least  20  Trading  Days’  notice  of  its  election  to  pay  a  regularly  scheduled  dividend  in shares  of  Common  Stock  (the  Corporation  may  indicate  in  such  notice  that  the  election contained  in  such  notice  shall  continue  for  later  periods  until  revised  by  a  subsequent

notice).   If  at  any  time  the  Corporation  delivers  a  notice  to  the  Holders  of  its  election  to

pay  the   dividends  in   shares   of   Common  Stock,  the   Corporation  shall  timely  file  a

prospectus  supplement  pursuant  to  Rule  424  disclosing  such  election.  The  aggregate number  of  shares  of  Common  Stock  otherwise  issuable  to  a  Holder  on  a  Dividend

Payment  Date  shall  be  reduced  by  the  number  of  shares  of  Common  Stock  previously

issued  to  such  Holder  in  connection  with  such  Dividend  Payment  Date.   If  any  Dividend

Conversion  Shares  are  issued  to  a  Holder  in  connection  with  a  Dividend  Payment  Date and  are  not  applied  against  a  Dividend  Share  Amount,  then  such  Holder  shall  promptly return such excess shares to the Corporation.

c)

Dividend   Calculations.   Dividends   on   the   Preferred   Stock   shall   be

calculated  on  the  basis  of  a  360-day  year,  consisting  of  twelve  30  calendar  day  periods,

and  shall  accrue  daily  commencing  on  the  Original  Issue  Date,  and  shall  be  deemed  to accrue  from  such  date  whether  or  not  earned  or  declared  and  whether  or  not  there  are profits,  surplus  or  other  funds  of  the  Corporation  legally  available  for  the  payment  of

dividends.     Payment  of  dividends  in  shares  of  Common  Stock  shall  otherwise  occur pursuant  to  Section  6(c)(i)  herein and,  solely  for  purposes  of  the  payment  of  dividends  in

shares,  the  Dividend  Payment  Date  shall  be  deemed  the  Conversion  Date.    Dividends

shall  cease  to  accrue  with  respect  to  any  Preferred  Stock  converted,  provided  that,  the

Corporation  actually  delivers  the  Conversion  Shares  within  the  time  period  required  by

Section   6(c)(i)   herein.     Except   as   otherwise   provided   herein,   if   at   any   time   the

Corporation  pays  dividends  partially  in  cash  and  partially  in  shares,  then  such  payment shall  be  distributed  ratably  among  the  Holders  based  upon  the  number  of  shares  of

Preferred Stock held by each Holder on such Dividend Payment Date.

d)

Late  Fees.  Any  dividends,  whether  paid  in  cash  or  shares  of  Common

Stock,  that  are  not  paid  within  three  Trading  Days  following  a  Dividend  Payment  Date shall  continue  to  accrue  and  shall  entail  a  late  fee,  which  must  be  paid  in  cash,  at  the  rate of  18%  per  annum  or  the  lesser  rate  permitted  by applicable  law  which  shall  accrue  daily from  the  Dividend  Payment  Date  through  and  including  the  date  of  actual  payment  in full.

e)

Other  Securities.  So  long  as  any  Preferred  Stock  shall  remain  outstanding,

neither  the  Corporation  nor  any  Subsidiary  thereof  shall  redeem,  purchase  or  otherwise acquire  directly  or  indirectly  any  Junior  Securities.  So  long  as  any  Preferred  Stock  shall remain  outstanding,  neither  the  Corporation  nor  any  Subsidiary  thereof  shall  directly  or indirectly  pay  or  declare  any  dividend  or  make  any  distribution  upon  (other  than  a dividend  or  distribution  described  in  Section  6  or  dividends  due  and  paid  in  the  ordinary course  on  preferred  stock  of  the  Corporation  at  such  times  when  the  Corporation  is  in compliance  with  its  payment  and  other  obligations  hereunder),  nor  shall  any  distribution be made in respect of, any Junior Securities as long as any dividends due on the Preferred

Stock  remain  unpaid,  nor  shall  any  monies  be  set  aside  for  or  applied  to  the  purchase  or redemption  (through  a  sinking  fund  or  otherwise)  of  any  Junior  Securities  or  shares  pari passu with the Preferred Stock.

Section 4.

Voting Rights. Except as otherwise provided herein or as otherwise required  by  law,  the  Preferred  Stock  shall  have  no  voting  rights.  However,  as  long  as  any  shares of  Preferred  Stock  are  outstanding,  the  Corporation  shall  not,  without  the  affirmative  vote  of  the

Holders  of  a  majority  of  the  then  outstanding  shares  of  the  Preferred  Stock,  (a)  alter  or  change adversely  the  powers,  preferences  or  rights  given  to  the  Preferred  Stock  or  alter  or  amend  this

Certificate  of  Designation,  (b)  authorize  or  create  any  class  of  stock  ranking  as  to  dividends,

redemption  or  distribution  of  assets  upon  a  Liquidation  (as  defined  in  Section  5)  senior  to,  or otherwise  pari  passu  with,  the  Preferred  Stock,  (c)  amend  its  certificate  of  incorporation  or  other charter  documents  in  any  manner  that  adversely  affects  any  rights  of  the  Holders  other  than  in connection  with  the  contemplated  reverse  split  as  set  forth  in  the  Corporation’s  Proxy  Statement on  Schedule  14A  filed  with  the  Commission  on  February  3,  2020,  (d)  increase  the  number  of authorized  shares  of  Preferred  Stock,  or  (e)  enter  into  any  agreement  with  respect  to  any  of  the foregoing.

Section 5.

Liquidation.  Upon  any  liquidation,  dissolution  or  winding-up  of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to  receive  out  of  the  assets,  whether  capital  or  surplus,  of  the  Corporation  an  amount  equal  to

120%  of  the  Stated  Value,  plus  any  accrued  and  unpaid  dividends  thereon  and  any  other  fees  or liquidated  damages  then  due  and  owing  thereon  under  this  Certificate  of  Designation,  for  each share  of  Preferred  Stock  before  any  distribution  or  payment  shall  be  made  to  the  holders  of  any

Junior  Securities,  and  if  the  assets  of  the  Corporation  shall  be  insufficient  to  pay  in  full  such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the  Holders  in  accordance  with  the  respective  amounts  that  would  be  payable  on  such  shares  if

all  amounts  payable  thereon  were  paid  in  full.   The  Corporation  shall  mail  written  notice  of  any

such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

Section 6.

Conversion.

a)

Conversions  at  Option  of  Holder.  Each  share  of  Preferred  Stock  shall  be convertible,  at  any  time  and  from  time  to  time  from  and  after  the  Original  Issue  Date  at the  option  of  the  Holder thereof, into that  number  of shares of  Common Stock (subject to the  limitations  set  forth  in  Section  6(d))  determined  by  dividing  the  Stated  Value  of  such share  of  Preferred  Stock  by  the  Conversion  Price.  Holders  shall  effect  conversions  by providing the Corporation with the form of conversion notice attached hereto as Annex A

(a  “Notice  of  Conversion”).  Each  Notice  of  Conversion  shall  specify  the  number  of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned

prior   to   the   conversion   at   issue,   the   number   of   shares   of   Preferred   Stock   owned

subsequent  to  the  conversion  at  issue  and  the  date  on  which  such  conversion  is  to  be effected,  which  date  may  not  be  prior  to  the  date  the  applicable  Holder  delivers  by facsimile  such  Notice  of  Conversion  to  the  Corporation  (such  date,  the  “Conversion

Date”).  If  no  Conversion  Date  is  specified  in  a  Notice  of  Conversion,  the  Conversion

Date  shall  be  the  date  that  such  Notice  of  Conversion  to  the  Corporation  is  deemed delivered  hereunder.  No  ink-original  Notice  of  Conversion  shall  be  required,  nor  shall any  medallion  guarantee  (or  other  type  of  guarantee  or  notarization)  of  any  Notice  of

Conversion  form  be  required.    The  calculations  and  entries  set  forth  in  the  Notice  of

Conversion  shall  control  in  the  absence  of  manifest  or  mathematical  error.    To  effect

conversions  of  shares  of  Preferred  Stock,  a  Holder  shall  not  be  required  to  surrender  the certificate(s)  representing  the  shares  of  Preferred  Stock  to  the  Corporation  unless  all  of the  shares  of  Preferred  Stock  represented  thereby  are  so  converted,  in  which  case  such

Holder  shall  deliver  the  certificate  representing  such  shares  of  Preferred  Stock  promptly

following   the   Conversion   Date   at   issue.     Shares   of   Preferred   Stock   converted   into

Common  Stock  or  redeemed  in  accordance  with  the  terms  hereof  shall  be  canceled  and shall not be reissued.

b)

Conversion  Price.    The  conversion  price  for  the  Preferred  Stock  shall

equal  $0.15,  subject  to  adjustment  herein  (the  “Conversion  Price”).   In  addition,  on  each

Trigger Date, the Conversion Price shall be reduced, and only reduced, to the lesser of (i)

the  Conversion  Price  then  in  effect  and  (ii)  70%  of  the  arithmetic  average  of  the  two lowest  VWAPs  during  the  20  consecutive  Trading  Days  ending  on  the  Trading  Day  that is  immediately  prior  to  the  applicable  Trigger  Date  (the  “Market  Price”,  which  shall thereafter be the new Conversion Price, subject to further adjustment hereunder, and each

20  Trading  Day  period  shall  be  referred  to  herein  as  a  “Measurement  Period”).    The

Corporation shall notify each Holder of the applicable adjustment to the Conversion Price

as  of  such  date  (each  notice,  a  “Trigger  Date  Adjustment  Notice”).   For  purposes  of

clarification,  whether  or  not  the  Corporation  provides  a  Trigger  Date  Adjustment  Notice pursuant  to  this  Section  6(b),  each  Holder  shall  receive  a  number  of  Conversion  Shares and  retain  a  number  of  shares  of  Preferred  Stock  based  upon  the  Conversion  Price  as adjusted pursuant to this Section, regardless of whether a Holder accurately refers to such price  or  number  of  shares  of  Preferred  Stock  converted  in  any  Notice  of  Conversion.

Any  adjustment  to  the  Conversion  Price  pursuant  to  this  Section  shall  be  effective

retroactively  to  the  first  Trading  Day  during  each  Measurement  Period.   Accordingly,

with  respect  to  Notices  of  Conversion  effected  during  the  Measurement  Period,  in  the event the Conversion Price is reduced pursuant to this Section, within the 2 Trading Days immediately  following  the  end  of  each  Measurement  Period,  the  Corporation  shall  issue the  applicable  Holder  additional  Conversion Shares  based on a  Conversion Price equal  to the Market Price with respect to such Notices of Conversion.

c)

Mechanics of Conversion.

i.

Delivery  of  Conversion  Shares  Upon  Conversion.  Not  later  than the  earlier  of  (i)  two  (2)  Trading  Days  and  (ii)  the  number  of  Trading  Days

comprising   the   Standard   Settlement   Period   (as   defined   below)   after   each

Conversion  Date  (the  “Share  Delivery  Date”),  the  Corporation  shall  deliver,  or cause  to  be  delivered,  to  the  converting  Holder  (A)  the  number  of  Conversion

Shares  being  acquired  upon  the  conversion  of  the  Preferred  Stock  (including,  if the  Corporation  has  given  continuous  notice  pursuant  to Section  3(b)  for payment of dividends in shares of Common Stock at least 20 Trading Days prior to the date on  which  the  Notice  of  Conversion  is  delivered  to  the  Corporation,  shares  of

Common   Stock   representing   the   payment   of   accrued   dividends   otherwise

determined pursuant to Section 3(a) but assuming that the Dividend Notice Period is  the  20  Trading  Days  period  immediately  prior  to  the  date  on  which  the  Notice of  Conversion  is  delivered  to the  Corporation  and  excluding for  such  issuance  the condition  that  the  Corporation  deliver  the  Dividend  Share  Amount  as  to  such dividend  payment  prior  to  the  commencement  of  the  Dividend  Notice  Period)

which, on or after the earlier of (i) the six month anniversary of the Original Issue

Date  or  (ii)  the  Effective  Date,  shall  be  free  of  restrictive  legends  and  trading

restrictions   (other   than   those   which   may   then   be   required   by   the   Purchase

Agreement), and (B) a bank check in the amount of accrued and unpaid dividends

(if  the  Corporation  has  elected  or  is  required  to  pay  accrued  dividends  in  cash).

On  or  after  the  earlier  of  (i)  the  six  month  anniversary  of  the  Original  Issue  Date or  (ii)  the  Effective  Date,  the  Corporation  shall  deliver  the  Conversion  Shares required  to  be  delivered  by  the  Corporation  under  this  Section  6  electronically

through    the    Depository    Trust    Company    or    another    established    clearing

corporation  performing  similar  functions.   As  used  herein,  “Standard  Settlement

Period”  means  the  standard  settlement  period,  expressed  in  a  number  of  Trading

Days,  on  the  Corporation’s  primary  Trading  Market  with  respect  to  the  Common

Stock as in effect on the date of delivery of the Notice of Conversion.

ii.

Failure  to Deliver  Conversion  Shares.   If, in the case  of  any Notice

of  Conversion,  such  Conversion  Shares  are  not  delivered  to  or  as  directed  by  the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by  written  notice  to  the  Corporation  at  any  time  on  or  before  its  receipt  of  such

Conversion  Shares,  to  rescind  such  Conversion,  in  which  event  the  Corporation

shall   promptly   return   to   the   Holder   any   original   Preferred   Stock   certificate

delivered   to   the   Corporation   and   the   Holder   shall   promptly   return   to   the

Corporation   the   Conversion   Shares   issued   to   such   Holder   pursuant   to   the

rescinded Notice of Conversion.

iii.

Obligation     Absolute;     Partial     Liquidated     Damages.

The

Corporation’s   obligation   to   issue   and   deliver   the   Conversion   Shares   upon

conversion  of  Preferred  Stock  in  accordance  with  the  terms  hereof  are  absolute and  unconditional,  irrespective  of  any  action  or  inaction  by  a  Holder  to  enforce the same, any waiver or consent with respect to any provision hereof, the recovery of  any  judgment  against  any  Person  or  any  action  to  enforce  the  same,  or  any setoff,  counterclaim,  recoupment,  limitation  or  termination,  or  any  breach  or alleged  breach  by  such  Holder  or  any  other  Person  of  any  obligation  to  the

Corporation  or  any  violation  or  alleged  violation  of  law  by  such  Holder  or  any other  person,  and  irrespective  of  any  other  circumstance  which  might  otherwise limit  such  obligation  of  the  Corporation  to  such  Holder  in  connection  with  the issuance  of  such  Conversion  Shares;  provided,  however,  that  such  delivery  shall not operate as a waiver by the Corporation of any such action that the Corporation

may  have  against  such Holder.   In the  event  a  Holder  shall  elect  to convert  any or all  of  the  Stated  Value  of  its  Preferred  Stock,  the  Corporation  may  not  refuse conversion based on any claim that such Holder or any one associated or affiliated with  such  Holder  has  been  engaged  in  any  violation  of  law,  agreement  or  for  any other  reason,  unless  an  injunction  from  a  court,  on  notice  to  Holder,  restraining and/or  enjoining  conversion  of  all  or  part  of  the  Preferred  Stock  of  such  Holder shall  have  been  sought  and  obtained,  and  the  Corporation  posts  a  surety  bond  for the benefit of such Holder in the amount of 150% of the Stated Value of Preferred

Stock  which  is  subject  to  the  injunction,  which  bond  shall  remain  in  effect  until the  completion  of  arbitration/litigation  of  the  underlying  dispute  and  the  proceeds

of  which  shall  be  payable  to such Holder  to the  extent  it  obtains  judgment.   In the

absence  of  such  injunction,  the  Corporation  shall  issue  Conversion  Shares  and,  if applicable,  cash,  upon  a  properly  noticed  conversion.  If  the  Corporation  fails  to deliver  to  a  Holder  such  Conversion  Shares  pursuant  to  Section  6(c)(i)  by  the

Share  Delivery  Date  applicable  to  such  conversion,  the  Corporation  shall  pay  to such  Holder,  in  cash,  as  liquidated  damages  and  not  as  a  penalty,  for  each  $5,000

of   Stated   Value   of   Preferred   Stock   being   converted,   $50   per   Trading   Day

(increasing  to  $100  per  Trading  Day  on  the  third  Trading  Day  and  increasing  to

$200  per  Trading  Day  on  the  sixth  Trading  Day  after  such  damages  begin  to accrue) for each Trading Day after the Share Delivery Date until such Conversion

Shares  are  delivered  or  Holder  rescinds  such  conversion.    Nothing  herein  shall

limit  a  Holder’s  right  to  pursue  actual  damages  for  the  Corporation’s  failure  to deliver  Conversion  Shares  within  the  period  specified  herein  and  such  Holder shall  have  the  right  to  pursue  all  remedies  available  to  it  hereunder,  at  law  or  in equity  including,  without  limitation,  a  decree  of  specific  performance  and/or

injunctive  relief.   The  exercise  of  any  such  rights  shall  not  prohibit  a  Holder  from

seeking   to   enforce   damages   pursuant   to   any   other   Section   hereof   or   under

applicable law.

iv.

Compensation for Buy-In on Failure to Timely Deliver Conversion

Shares Upon Conversion. In addition to any other rights available to the Holder, if

the   Corporation   fails   for   any   reason   to   deliver   to   a   Holder   the   applicable

Conversion  Shares  by  the  Share  Delivery  Date  pursuant  to  Section  6(c)(i),  and  if after  such  Share  Delivery  Date  such  Holder  is  required  by  its  brokerage  firm  to purchase  (in  an  open  market  transaction  or  otherwise),  or  the  Holder’s  brokerage firm  otherwise  purchases,  shares  of  Common  Stock  to  deliver  in  satisfaction  of  a sale  by  such  Holder  of  the  Conversion  Shares  which  such  Holder  was  entitled  to receive  upon  the  conversion  relating  to  such  Share  Delivery  Date  (a  “Buy-In”),

then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies  available  to  or  elected  by  such  Holder)  the  amount,  if  any,  by  which  (x)

such  Holder’s  total  purchase  price  (including  any  brokerage  commissions)  for  the

Common  Stock  so  purchased exceeds  (y) the  product  of (1) the  aggregate  number of  shares  of  Common  Stock  that  such  Holder  was  entitled  to  receive  from  the conversion  at  issue  multiplied  by  (2)  the  actual  sale  price  at  which  the  sell  order giving  rise  to  such  purchase  obligation  was  executed  (including  any  brokerage commissions)  and  (B)  at  the  option  of  such  Holder,  either  reissue  (if  surrendered)

the  shares  of  Preferred  Stock  equal  to  the  number  of  shares  of  Preferred  Stock

submitted   for   conversion   (in   which   case,   such   conversion   shall   be   deemed

rescinded)  or  deliver  to  such  Holder  the  number  of  shares  of  Common  Stock  that would  have  been  issued  if  the  Corporation  had  timely  complied  with  its  delivery requirements  under  Section  6(c)(i).  For  example,  if  a  Holder  purchases  shares  of

Common  Stock  having  a  total  purchase  price  of  $11,000  to  cover  a  Buy-In  with respect  to  an  attempted  conversion  of  shares  of  Preferred  Stock  with  respect  to which  the  actual  sale  price  of  the  Conversion  Shares  (including  any  brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under

clause   (A)   of   the   immediately   preceding   sentence,   the   Corporation   shall   be

required  to  pay  such  Holder  $1,000.  The  Holder  shall  provide  the  Corporation written  notice  indicating  the  amounts  payable  to  such  Holder  in  respect  of  the

Buy-In and, upon request of the Corporation, evidence of the amount of such loss.

Nothing  herein  shall  limit  a  Holder’s  right  to  pursue  any  other  remedies  available to  it  hereunder,  at  law  or  in  equity  including,  without  limitation,  a  decree  of specific  performance  and/or  injunctive  relief  with  respect  to  the  Corporation’s failure  to  timely  deliver  the  Conversion  Shares  upon  conversion  of  the  shares  of

Preferred Stock as required pursuant to the terms hereof.

v.

Reservation  of  Shares  Issuable  Upon  Conversion.  The  Corporation

covenants  that  it  will  at  all  times  reserve  and  keep  available  out  of  its  authorized and  unissued  shares  of  Common  Stock  for  the  sole  purpose  of  issuance  upon conversion  of  the  Preferred  Stock  and  payment  of  dividends  on  the  Preferred

Stock,  each  as  herein  provided,  free  from  preemptive  rights  or  any  other  actual contingent purchase rights of Persons other than the Holder (and the other holders of  the  Preferred  Stock),  not  less  than  such  aggregate  number  of  shares  of  the

Common  Stock  as  shall  (subject  to  the  terms  and  conditions  set  forth  in  the

Purchase   Agreement)   be   issuable   (taking   into   account   the   adjustments   and

restrictions  of  Section  7)  upon  the  conversion  of  the  then  outstanding  shares  of

Preferred  Stock  and  payment  of  dividends  hereunder.   The  Corporation covenants

that  all  shares  of  Common  Stock  that  shall  be  so  issuable  shall,  upon  issue,  be

duly   authorized,   validly   issued,   fully   paid   and   nonassessable   and,   if   the

Conversion  Shares  Registration  Statement  is  then  effective  under  the  Securities

Act,  shall  be  registered  for  public  resale  in  accordance  with  such  Conversion

Shares   Registration   Statement   (subject   to   such   Holder’s   compliance   with   its

obligations under the Registration Rights Agreement).

vi.

Fractional   Shares.   No   fractional   shares   or   scrip   representing

fractional  shares  shall  be  issued  upon  the  conversion  of  the  Preferred  Stock.    As

to  any  fraction  of  a  share  which  the  Holder  would  otherwise  be  entitled  to purchase  upon  such  conversion,  the  Corporation  shall  at  its  election,  either  pay  a cash  adjustment  in  respect  of  such  final  fraction  in  an  amount  equal  to  such fraction  multiplied  by  the  Conversion  Price  or  round  up  to  the  next  whole  share.

Notwithstanding anything to the contrary contained herein, but consistent with the provisions of this subsection with respect to fractional Conversion Shares, nothing shall prevent any Holder from converting fractional shares of Preferred Stock.

vii.

Transfer  Taxes  and  Expenses.   The  issuance  of  Conversion  Shares

on  conversion  of  this  Preferred  Stock  shall  be  made  without  charge  to  any  Holder for  any  documentary  stamp  or  similar  taxes  that  may  be  payable  in  respect  of  the issue  or  delivery  of  such  Conversion  Shares,  provided  that  the  Corporation  shall not  be  required  to  pay  any  tax  that  may  be  payable  in  respect  of  any  transfer

involved   in   the   issuance   and   delivery   of   any   such   Conversion   Shares   upon

conversion  in  a  name  other  than  that  of  the  Holders  of  such  shares  of  Preferred

Stock   and   the   Corporation   shall   not   be   required   to   issue   or   deliver   such

Conversion  Shares  unless  or  until  the  Person  or  Persons  requesting  the  issuance thereof  shall  have  paid  to  the  Corporation  the  amount  of  such  tax  or  shall  have

established to the satisfaction of the Corporation that such tax has been paid.   The

Corporation shall pay all Transfer Agent fees required for same-day processing of any  Notice  of  Conversion  and  all  fees  to  the  Depository  Trust  Company  (or another  established  clearing  corporation  performing  similar  functions)  required for same-day electronic delivery of the Conversion Shares.

d)

Beneficial  Ownership  Limitation.    The  Corporation  shall  not  effect  any

conversion  of  the  Preferred  Stock,  and  a  Holder  shall  not  have  the  right  to  convert  any portion  of  the  Preferred  Stock,  to  the  extent  that,  after  giving  effect  to  the  conversion  set forth  on  the  applicable  Notice  of  Conversion,  such  Holder  (together  with  such  Holder’s

Affiliates,  and  any  Persons  acting  as  a  group  together  with  such  Holder  or  any  of  such

Holder’s   Affiliates   (such   Persons,  “Attribution  Parties”))   would   beneficially   own   in

excess  of  the  Beneficial  Ownership  Limitation  (as  defined  below).   For  purposes  of  the

foregoing  sentence,  the  number  of  shares  of  Common  Stock  beneficially  owned  by  such

Holder  and  its  Affiliates  and  Attribution  Parties  shall  include  the  number  of  shares  of

Common  Stock  issuable  upon  conversion  of  the  Preferred  Stock  with  respect  to  which such  determination  is  being  made,  but  shall  exclude  the  number  of  shares  of  Common

Stock  which  are  issuable upon  (i)  conversion of the  remaining, unconverted Stated Value

of   Preferred   Stock   beneficially   owned   by   such   Holder   or   any   of   its   Affiliates   or

Attribution  Parties  and  (ii)  exercise  or  conversion  of  the  unexercised  or  unconverted portion of any other securities of the Corporation  subject to a limitation on conversion or exercise  analogous  to  the  limitation  contained  herein  (including,  without  limitation,  the

Preferred   Stock   or   the   Warrants)   beneficially  owned   by   such   Holder   or   any   of   its

Affiliates  or  Attribution  Parties.   Except  as  set  forth  in  the  preceding  sentence,  for purposes of this Section 6(d), beneficial ownership shall be calculated in accordance with

Section  13(d)  of  the  Exchange  Act  and the  rules and regulations  promulgated thereunder.

To  the  extent  that  the  limitation  contained  in  this  Section  6(d)  applies,  the  determination of  whether  the  Preferred  Stock  is  convertible  (in  relation  to  other  securities  owned  by such Holder together with any Affiliates and Attribution Parties) and of how many shares of  Preferred  Stock  are  convertible  shall  be  in  the  sole  discretion  of  such  Holder,  and  the submission of  a  Notice of  Conversion shall be deemed to be  such Holder’s  determination of  whether  the  shares  of  Preferred  Stock  may  be  converted  (in  relation  to  other  securities owned  by  such  Holder  together  with  any  Affiliates  and  Attribution  Parties)  and  how many  shares  of  the  Preferred  Stock  are  convertible,  in  each  case  subject  to  the  Beneficial

Ownership  Limitation.  To  ensure  compliance  with  this  restriction,  each  Holder  will  be deemed  to  represent  to  the  Corporation  each  time  it  delivers  a  Notice  of  Conversion  that such  Notice of  Conversion  has  not  violated the  restrictions  set  forth in this  paragraph and the  Corporation  shall  have  no  obligation  to  verify  or  confirm  the  accuracy  of  such

determination.   In  addition,  a  determination as to any group status as  contemplated above shall  be  determined  in  accordance  with  Section  13(d)  of  the  Exchange  Act  and  the  rules

and   regulations   promulgated   thereunder.      For   purposes   of   this   Section   6(d),   in

determining  the  number  of  outstanding  shares  of  Common  Stock,  a  Holder  may  rely  on the  number  of  outstanding  shares  of  Common  Stock  as  stated  in  the  most  recent  of  the following:  (i)  the  Corporation’s  most  recent  periodic  or  annual  report  filed  with  the

Commission,   as   the   case   may   be,   (ii)   a   more   recent   public   announcement   by   the

Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent

setting  forth  the  number  of  shares  of  Common  Stock  outstanding.   Upon  the  written  or

oral request of a Holder, the Corporation shall within one Trading Day confirm orally and

in  writing  to  such  Holder  the  number  of  shares  of  Common  Stock  then  outstanding.   In

any  case,  the  number  of  outstanding  shares  of  Common  Stock  shall  be  determined  after giving  effect  to  the  conversion  or  exercise  of  securities  of  the  Corporation,  including  the

Preferred Stock, by such Holder or its Affiliates or Attribution Parties since the date as of

which   such   number   of   outstanding   shares   of   Common   Stock   was   reported.   The

“Beneficial   Ownership   Limitation”   shall   be   4.99%   of   the   number   of   shares   of   the

Common  Stock  outstanding  immediately  after  giving  effect  to  the  issuance  of  shares  of

Common  Stock  issuable  upon  conversion  of  Preferred  Stock  held  by  the  applicable

Holder.     A   Holder,   upon   notice   to   the   Corporation,   may   increase   or   decrease   the

Beneficial   Ownership   Limitation   provisions   of   this   Section   6(d)   applicable   to   its

Preferred  Stock  provided  that  the  Beneficial  Ownership  Limitation  in  no  event  exceeds

9.99%  of  the  number  of  shares  of  the  Common  Stock  outstanding  immediately  after

giving   effect   to   the   issuance   of   shares   of   Common   Stock   upon   conversion   of   this

Preferred  Stock  held  by  the  Holder  and  the  provisions  of  this  Section  6(d)  shall  continue

to  apply.   Any  such  increase  in the  Beneficial  Ownership  Limitation  will  not  be  effective until  the  61st  day  after  such  notice  is  delivered  to  the  Corporation  and  shall  only  apply  to

such  Holder  and  no  other  Holder.   The  provisions  of  this  paragraph  shall  be  construed and  implemented  in  a  manner  otherwise  than  in  strict  conformity  with  the  terms  of  this

Section  6(d)  to  correct  this  paragraph  (or  any  portion  hereof)  which  may  be  defective  or inconsistent  with  the  intended  Beneficial  Ownership  Limitation  contained  herein  or  to make  changes  or  supplements  necessary  or  desirable  to  properly  give  effect  to  such limitation. The limitations contained in this paragraph shall apply to a successor holder of

Preferred Stock.

Section 7.

Certain Adjustments.

a)

Stock  Dividends  and  Stock  Splits.   If  the  Corporation,  at  any  time  while

this  Preferred  Stock  is  outstanding:  (i)  pays  a  stock  dividend  or  otherwise  makes  a distribution  or  distributions  payable  in  shares  of  Common  Stock  on  shares  of  Common

Stock  or  any  other  Common  Stock  Equivalents  (which,  for  avoidance  of  doubt,  shall  not include  any  shares  of  Common  Stock  issued  by  the  Corporation  upon  conversion  of,  or payment  of  a  dividend  on,  this  Preferred  Stock),  (ii)  subdivides  outstanding  shares  of

Common  Stock  into  a  larger  number  of  shares,  (iii)  combines  (including  by  way  of  a reverse stock split) outstanding shares of Common Stock into a smaller number of shares,

or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of  capital  stock  of  the  Corporation,  then  the  Conversion  Price  shall  be  multiplied  by  a

fraction   of   which   the   numerator   shall   be   the   number   of   shares   of   Common   Stock

(excluding  any  treasury  shares  of  the  Corporation)  outstanding  immediately  before  such event,  and  of  which  the  denominator  shall  be  the  number  of  shares  of  Common  Stock

outstanding immediately after  such event.   Any adjustment  made  pursuant to this  Section

7(a)  shall  become  effective  immediately  after  the  record  date  for  the  determination  of stockholders  entitled  to  receive  such  dividend  or  distribution  and  shall  become  effective

immediately   after   the   effective   date   in   the   case   of   a   subdivision,   combination   or

re-classification.

b)

Subsequent  Equity  Sales.    If,  at  any  time  while  this  Preferred  Stock  is

outstanding, the Corporation or any Subsidiary, as applicable sells or grants any option to purchase  or  sells  or  grants  any  right  to  reprice,  or  otherwise  disposes  of  or  issues  (or announces  any  sale,  grant  or  any  option  to  purchase  or  other  disposition),  any  Common

Stock  or  Common  Stock  Equivalents  entitling  any  Person  to  acquire  shares  of  Common

Stock  at  an  effective  price  per  share  that  is  lower  than  the  then  Conversion  Price  (such lower  price,  the  “Base  Conversion  Price”  and  such  issuances,  collectively,  a  “Dilutive

Issuance”)  (if  the  holder  of  the  Common  Stock  or  Common  Stock  Equivalents  so  issued shall  at  any  time,  whether  by  operation  of  purchase  price  adjustments,  reset  provisions,

floating  conversion,  exercise  or  exchange  prices or  otherwise, or  due  to  warrants, options or  rights  per  share  which  are  issued  in  connection  with  such  issuance,  be  entitled  to receive  shares  of  Common  Stock  at  an  effective  price  per  share  that  is  lower  than  the

Conversion  Price,  such  issuance  shall  be  deemed  to  have  occurred  for  less  than  the

Conversion  Price  on  such  date  of  the  Dilutive  Issuance),  then  simultaneously  with  the

consummation   (or,   if   earlier,   the   announcement)   of   each   Dilutive   Issuance   the

Conversion  Price  shall  be  reduced  to  equal  the  Base  Conversion  Price.   Notwithstanding

the  foregoing,  no  adjustment  will  be  made  under  this  Section  7(b)  in  respect  of  an

Exempt  Issuance.   If  the  Corporation  enters  into  a  Variable  Rate  Transaction,  despite  the prohibition set forth in the Purchase Agreement, the Corporation shall be deemed to have issued  Common  Stock  or  Common  Stock  Equivalents  at  the  lowest  possible  conversion

price  at  which  such  securities  may  be  converted  or  exercised.    The  Corporation  shall

notify the Holders in writing, no later than the Trading Day following the issuance of any

Common  Stock  or  Common  Stock  Equivalents  subject  to  this  Section  7(b),  indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion

price and  other  pricing terms (such notice, the “Dilutive  Issuance  Notice”).   For  purposes

of  clarification,  whether  or  not  the  Corporation  provides  a  Dilutive  Issuance  Notice pursuant  to  this  Section  7(b),  upon  the  occurrence  of  any  Dilutive  Issuance,  the  Holders are  entitled  to  receive  a  number  of  Conversion  Shares  based  upon  the  Base  Conversion

Price  on  or  after  the  date  of  such  Dilutive  Issuance,  regardless  of  whether  a  Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

c)

Subsequent  Rights  Offerings.   In  addition  to  any  adjustments  pursuant  to

Section  7(a)  above,  if  at  any  time  the  Corporation  grants,  issues  or  sells  any  Common

Stock  Equivalents  or  rights  to  purchase  stock,  warrants,  securities  or  other  property  pro rata  to  the  record  holders  of  any  class  of  shares  of  Common  Stock  (the  “Purchase

Rights”),  then  the  Holder  will  be  entitled  to  acquire,  upon  the  terms  applicable  to  such

Purchase  Rights,  the  aggregate  Purchase  Rights  which  the  Holder  could  have  acquired  if the  Holder  had  held  the  number  of  shares  of  Common  Stock  acquirable  upon  complete

conversion   of   such   Holder’s   Preferred   Stock   (without   regard   to   any   limitations   on

exercise   hereof,   including   without   limitation,   the   Beneficial   Ownership   Limitation)

immediately  before  the  date  on  which  a  record  is  taken  for  the  grant,  issuance  or  sale  of such  Purchase  Rights,  or,  if  no  such  record  is  taken,  the  date  as  of  which  the  record holders  of  shares  of  Common  Stock  are  to  be  determined  for  the  grant,  issue  or  sale  of such  Purchase  Rights  (provided,  however,  that,  to  the  extent  that  the  Holder’s  right  to

participate   in   any   such   Purchase   Right   would   result   in   the   Holder   exceeding   the

Beneficial  Ownership  Limitation,  then  the  Holder  shall  not  be  entitled  to  participate  in such  Purchase  Right  to  such  extent  (or  beneficial  ownership  of  such  shares  of  Common

Stock  as  a  result  of  such  Purchase  Right  to  such  extent)  and  such  Purchase  Right  to  such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d)

Pro   Rata   Distributions.   During   such   time   as   this   Preferred   Stock   is

outstanding, if the Corporation declares or makes any dividend or other distribution of its assets  (or  rights  to  acquire  its  assets)  to  holders  of  shares  of  Common  Stock,  by  way  of return  of  capital  or  otherwise  (including,  without  limitation,  any  distribution  of  cash,

stock   or   other   securities,   property   or   options   by   way   of   a   dividend,   spin   off,

reclassification,   corporate   rearrangement,   scheme   of   arrangement   or   other   similar

transaction) (a "Distribution"), at any time after the issuance of this Preferred Stock, then,

in  each  such  case,  the  Holder  shall  be  entitled  to  participate  in  such  Distribution  to  the same  extent  that  the  Holder  would  have  participated  therein  if  the  Holder  had  held  the

number   of   shares   of   Common   Stock   acquirable   upon   complete   conversion   of   this

Preferred   Stock   (without   regard   to   any   limitations   on   conversion   hereof,   including

without  limitation,  the  Beneficial  Ownership  Limitation)  immediately  before  the  date  of which  a  record  is taken for  such Distribution, or, if  no such record is  taken, the  date as  of which  the  record  holders  of  shares  of  Common  Stock  are  to  be  determined  for  the participation in such  Distribution (provided,  however, to the  extent that the  Holder's right

to   participate   in   any   such   Distribution   would   result   in   the   Holder   exceeding   the

Beneficial  Ownership  Limitation,  then  the  Holder  shall  not  be  entitled  to  participate  in such Distribution to such extent (or in the beneficial ownership of any shares of Common

Stock  as  a  result  of  such  Distribution  to  such  extent)  and  the  portion  of  such  Distribution shall  be  held  in  abeyance  for  the  benefit  of  the  Holder  until  such  time, if  ever,  as  its  right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e)

Fundamental  Transaction.   Subject  to  Section  8(a),  if,  at  any  time  while

this  Preferred  Stock  is  outstanding,  (i)  the  Corporation,  directly  or  indirectly,  in  one  or more  related  transactions  effects  any  merger  or  consolidation  of  the  Corporation  with  or into  another  Person,  (ii)  the  Corporation  (and  all  of  its  Subsidiaries,  taken  as  a  whole),

directly  or  indirectly,  effects  any  sale,  lease,  license,  assignment,  transfer,  conveyance  or other  disposition  of  all  or  substantially  all  of  its  assets  in  one  or  a  series  of  related transactions,  (iii)  any,  direct  or  indirect,  purchase  offer,  tender  offer  or  exchange  offer

(whether  by  the  Corporation  or  another  Person)  is  completed  pursuant  to  which  holders

of   Common   Stock   are   permitted   to   sell,   tender   or   exchange   their   shares   for   other

securities,  cash  or  property  and  has  been  accepted  by  the  holders  of  50%  or  more  of  the outstanding  Common  Stock,  (iv)  the  Corporation,  directly  or  indirectly,  in  one  or  more related  transactions  effects  any  reclassification,  reorganization  or  recapitalization  of  the

Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the

Corporation,  directly  or  indirectly,  in  one  or  more  related  transactions  consummates  a stock  or  share  purchase  agreement  or  other  business  combination  (including,  without limitation,  a  reorganization,  recapitalization,  spin-off  or  scheme  of  arrangement)  with another  Person  whereby  such  other  Person  acquires  more  than  50%  of  the  outstanding shares  of  Common  Stock  (not  including  any  shares  of  Common  Stock  held  by  the  other

Person  or  other  Persons  making  or  party  to,  or  associated  or  affiliated  with  the  other

Persons  making  or  party  to,  such  stock  or  share  purchase  agreement  or  other  business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of  this  Preferred  Stock,  the  Holder  shall  have  the  right  to  receive,  for  each  Conversion

Share  that  would  have  been  issuable  upon  such  conversion  immediately  prior  to  the occurrence  of  such  Fundamental  Transaction  (without  regard  to  any  limitation  in  Section

6(d)  on  the  conversion  of  this  Preferred  Stock),  the  number  of  shares  of  Common  Stock of  the  successor  or  acquiring  corporation  or  of  the  Corporation,  if  it  is  the  surviving corporation,  and  any  additional  consideration  (the  “Alternate  Consideration”)  receivable as  a  result  of  such  Fundamental  Transaction  by  a  holder  of  the  number  of  shares  of

Common  Stock  for  which  this  Preferred  Stock  is  convertible  immediately  prior  to  such

Fundamental   Transaction   (without   regard   to   any   limitation   in   Section   6(d)   on   the

conversion   of   this   Preferred   Stock).      For   purposes   of   any   such   conversion,   the

determination  of  the  Conversion  Price  shall  be  appropriately  adjusted  to  apply  to  such

Alternate  Consideration  based  on  the  amount  of  Alternate  Consideration  issuable  in

respect   of   one   share   of   Common   Stock   in   such   Fundamental   Transaction,   and   the

Corporation  shall  apportion  the  Conversion  Price  among  the  Alternate  Consideration in  a

reasonable   manner   reflecting   the   relative   value   of   any   different   components   of   the

Alternate  Consideration.    If  holders  of  Common  Stock  are  given  any  choice  as  to  the securities,  cash  or  property  to  be  received  in  a  Fundamental  Transaction,  then  the  Holder shall  be  given  the  same  choice  as  to  the  Alternate  Consideration  it  receives  upon  any

conversion  of  this  Preferred  Stock  following  such  Fundamental  Transaction.    To  the

extent  necessary  to  effectuate  the  foregoing  provisions,  any  successor  to  the  Corporation or  surviving  entity  in  such  Fundamental  Transaction  shall  file  a  new  Certificate  of

Designation  with  the  same  terms  and  conditions  and  issue  to  the  Holders  new  preferred stock  consistent  with  the  foregoing  provisions  and  evidencing  the  Holders’  right  to

convert  such  preferred  stock  into  Alternate  Consideration.   The  Corporation  shall  cause

any  successor  entity  in  a  Fundamental  Transaction  in  which  the  Corporation  is  not  the survivor  (the  “Successor  Entity”)  to  assume  in  writing  all  of  the  obligations  of  the

Corporation  under  this  Certificate  of  Designation  and  the  other  Transaction  Documents

(as  defined  in  the  Purchase  Agreement)  in  accordance  with  the  provisions  of  this  Section

7(e)  pursuant  to  written  agreements  in  form  and  substance  reasonably  satisfactory  to  the

Holder   and   approved   by   the   Holder   (without   unreasonable   delay)   prior   to   such

Fundamental  Transaction  and  shall,  at  the  option  of  the  holder  of  this  Preferred  Stock,

deliver  to  the  Holder  in  exchange  for  this  Preferred  Stock  a  security  of  the  Successor

Entity  evidenced  by  a  written  instrument  substantially  similar  in  form  and  substance  to this  Preferred  Stock  which  is  convertible  for  a  corresponding  number  of  shares  of  capital stock  of  such  Successor  Entity  (or  its  parent  entity)  equivalent  to  the  shares  of  Common

Stock  acquirable  and  receivable  upon  conversion  of  this  Preferred  Stock  (without  regard to  any  limitations  on  the  conversion  of  this  Preferred  Stock)  prior  to  such  Fundamental

Transaction, and  with  a  conversion price  which applies  the  conversion  price  hereunder  to such  shares  of  capital  stock  (but  taking  into  account  the  relative  value  of  the  shares  of

Common  Stock  pursuant  to  such  Fundamental  Transaction  and  the  value  of  such  shares of  capital  stock,  such  number  of  shares  of  capital  stock  and  such  conversion  price  being for  the  purpose  of  protecting  the  economic  value  of  this  Preferred  Stock  immediately prior  to  the  consummation  of  such  Fundamental  Transaction),  and  which  is  reasonably satisfactory  in  form  and  substance  to  the  Holder.  Upon  the  occurrence  of  any  such

Fundamental  Transaction,  the  Successor  Entity  shall  succeed  to,  and  be  substituted  for

(so  that  from  and  after  the  date  of  such  Fundamental  Transaction,  the  provisions  of  this

Certificate   of   Designation   and   the   other   Transaction   Documents   referring   to   the

“Corporation”  shall  refer  instead  to  the  Successor  Entity),  and  may  exercise  every  right and  power  of  the  Corporation  and  shall  assume  all  of  the  obligations  of  the  Corporation under  this  Certificate  of  Designation and  the  other  Transaction  Documents  with  the  same effect as if such Successor Entity had been named as the Corporation herein.

f)

Calculations.   All  calculations  under  this  Section  7  shall  be  made  to  the

nearest  cent  or  the  nearest  1/100th  of  a  share,  as  the  case  may  be.   For  purposes  of  this

Section  7,  the  number  of  shares  of  Common  Stock  deemed  to  be  issued  and  outstanding as  of  a  given  date  shall  be  the  sum of  the  number  of  shares  of  Common Stock  (excluding any treasury shares of the Corporation) issued and outstanding.

g)

Notice to the Holders.

i.

Adjustment  to  Conversion  Price.   Whenever  the  Conversion  Price

is  adjusted  pursuant  to  any  provision  of  this  Section  7,  the  Corporation  shall promptly  deliver  to  each  Holder  by  facsimile  or  email  a  notice  setting  forth  the

Conversion  Price  after  such  adjustment  and  setting  forth  a  brief  statement  of  the facts requiring such adjustment.

ii.

Notice  to  Allow  Conversion  by  Holder.    If  (A)  the  Corporation

shall  declare  a  dividend  (or  any  other  distribution  in  whatever  form)  on  the

Common  Stock,  (B)  the  Corporation  shall  declare  a  special  nonrecurring  cash dividend  on  or  a  redemption  of  the  Common  Stock,  (C)  the  Corporation  shall authorize the granting to all holders of the Common Stock of  rights or warrants to subscribe  for  or  purchase  any  shares  of  capital  stock  of  any  class  or  of  any  rights,

(D)  the  approval  of  any  stockholders  of  the  Corporation  shall  be  required  in connection  with  any  reclassification  of  the  Common  Stock,  any  consolidation  or

merger   to   which   the   Corporation   is   a   party,   any   sale   or   transfer   of   all   or

substantially  all  of  the  assets  of  the  Corporation  (and  all  of  its  Subsidiaries,  taken as  a  whole),  or  any  compulsory  share  exchange  whereby  the  Common  Stock  is converted  into  other  securities,  cash  or  property  or  (E)  the  Corporation  shall authorize  the  voluntary  or  involuntary  dissolution,  liquidation  or  winding  up  of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed  at  each  office  or  agency  maintained  for  the  purpose  of  conversion  of  this

Preferred  Stock,  and  shall  cause  to  be  delivered  by  facsimile  or  email  to  each

Holder  at  its  last  facsimile  number  or  email  address  as  it  shall  appear  upon  the stock  books  of  the  Corporation,  at  least  twenty  (20)  calendar  days  prior  to  the applicable  record  or  effective  date  hereinafter  specified,  a  notice  stating  (x)  the

date   on   which   a   record   is   to   be   taken   for   the   purpose   of   such   dividend,

distribution,  redemption,  rights  or  warrants,  or  if  a  record  is  not  to  be  taken,  the date as of which the holders of the Common Stock of record to be entitled to such dividend,  distributions,  redemption,  rights  or  warrants  are  to  be  determined  or  (y)

the  date  on  which  such  reclassification,  consolidation,  merger,  sale,  transfer  or share  exchange  is  expected  to  become  effective  or  close,  and  the  date  as  of  which it  is  expected  that  holders  of  the  Common  Stock  of  record  shall  be  entitled  to exchange  their  shares  of  the  Common  Stock  for  securities,  cash  or  other  property deliverable  upon  such  reclassification,  consolidation,  merger,  sale,  transfer  or share  exchange,  provided  that  the  failure  to  deliver  such  notice  or  any  defect therein  or  in  the  delivery  thereof  shall  not  affect  the  validity  of  the  corporate

action  required  to  be  specified  in  such  notice.    To  the  extent  that  any  notice

provided   hereunder   constitutes,   or   contains,   material,   non-public   information

regarding   the   Corporation   or   any   of   the   Subsidiaries,   the   Corporation   shall

simultaneously file such notice with the Commission pursuant to a Current Report

on   Form   8-K.     The   Holder   shall   remain   entitled   to   convert   the   Conversion

Amount  of  this  Preferred  Stock  (or  any  part  hereof)  during  the  20-day  period commencing  on  the  date  of  such  notice  through  the  effective  date  of  the  event triggering such notice except as may otherwise be expressly set forth herein.

Section 8.

Mandatory Conversion and Optional Redemption.

a)

Forced  Conversion.    Notwithstanding  anything  herein  to  the  contrary,  if

the  Company  consummates  a  Fundamental  Transaction  where  the  Successor  Entity  is  a publicly  traded  company  on  a  national  securities  exchange  with  the  valuation  of  the

Common  Stock  exceeding  300%  of  the  then  effective  Conversion  Price,  the  Corporation may,  within  1  Trading  Day  after  the  initial  public  announcement  of  such  Fundamental

Transaction,  deliver  a  written  notice  to  all  Holders  (a  “Forced  Conversion  Notice”  and

the  date  such  notice  is  delivered  to  all  Holders,  the  “Forced  Conversion  Notice  Date”)  to

cause  each  Holder  to  convert  all  or  part  of  such  Holder’s  Preferred  Stock  (as  specified  in such  Forced  Conversion  Notice)  plus  all  accrued  but  unpaid  dividends  thereon  and  all liquidated  damages  and  other  amounts  due  in  respect  of  the  Preferred  Stock  pursuant  to

Section  6,  it  being  agreed  that  the  “Conversion  Date”  for  purposes  of  Section  6  shall  be deemed  to  occur  no  later  than  the  later  of  (i)  30  Trading  Days  following  the  Forced

Conversion  Notice  Date  and  (ii)  the  date  such  Fundamental  Transaction  is  consummated

(such  date,  the  “Forced  Conversion  Date”).   The  Corporation  may  not  deliver  a  Forced

Conversion Notice, and any Forced Conversion Notice delivered by the Corporation shall not  be  effective,  unless  all  of  the  Equity  Conditions  have  been  met  on  each  Trading  Day beginning  on  the  Forced  Conversion  Notice  Date  and  until  the  later  of  through  and including  the  later  of  the  Forced  Conversion Date  and  the  Trading  Day  after  the  date  that the  Conversion  Shares  issuable  pursuant  to  such  conversion  are  actually  delivered  to  the

Holders  pursuant  to  the  Forced  Conversion  Notice.     Any  Forced  Conversion  Notices

shall  be  applied  ratably  to  all  of  the  Holders  based  on  each  Holder’s  initial  purchases  of

Preferred  Stock  hereunder,  provided  that  any  voluntary  conversions  by  a  Holder  shall  be

applied   against   such   Holder’s   pro   rata   allocation,   thereby   decreasing   the   aggregate

amount  forcibly  converted  hereunder  if  less  than  all  shares  of  the  Preferred  Stock  are

forcibly converted.   For purposes of clarification, a Forced Conversion shall be subject to all  of  the  provisions  of  Section  6,  including,  without  limitation,  the  provisions  requiring payment of liquidated damages and limitations on conversions.

b)

Mandatory  Conversion.   Each  outstanding  share  of  Preferred  Stock  shall

automatically   convert   into   that   number   of   shares   of   Common  Stock  determined  by

dividing  the  Stated  Value  of  such  share  of  Preferred  Stock  by  the  Conversion  Price  then

in  effect  on  the  Mandatory  Conversion  Date.    In  the  case  of  a  mandatory  conversion

pursuant   to   this   Section   8,   a   Holder   shall   be   required   to   forthwith   surrender   the

certificate(s)  representing  such  shares  of  Preferred  Stock  to  the  Corporation  within  three

Trading Days of the Mandatory Conversion Date; provided, however, that the failure by a

Holder  to  surrender  the  certificate(s)  representing  such  converted  shares  of  Preferred

Stock  shall  not  prevent  the  Corporation  from  delivering  the  shares  of  Common  Stock issuable  upon  mandatory  conversion  thereof  and,  upon  receipt  of  such  consideration  by

such   Holder,   such   shares   of   Preferred   Stock   shall   be   converted   for   all   purposes

hereunder.

c)

Optional   Redemption   at   Election   of   Corporation.      Subject   to   the

provisions  of  this  Section  8,  the  Corporation  may  deliver  a  notice  to  the  Holders  (an

“Optional  Redemption  Notice”  and  the  date  such  notice  is  deemed  delivered  hereunder,

the “Optional Redemption Notice Date”) of its irrevocable election to redeem some or all of  the  then  outstanding  Preferred  Stock,  for  cash  in  an  amount  equal  to  the  Optional

Redemption  Amount  on  the  20th  Trading  Day  following  the  Optional  Redemption  Notice

Date  (such  date,  the  “Optional  Redemption  Date”  and  such  redemption,  the  “Optional

Redemption”).    The  Optional  Redemption  Amount  is  payable  in  full  on  the  Optional

Redemption  Date.   The  Corporation  may  only  effect  an  Optional  Redemption  if  each  of the  Equity  Conditions  shall  have  been  met  on  each  Trading  Day  occurring  during  the period  commencing  on  the  Optional  Redemption  Notice  Date  through  to  the  Optional

Redemption   Date   and   through   and   including   the   date   payment   of   the   Optional

Redemption  Amount  is  actually  made.   If  any  of  the  Equity  Conditions  shall  cease  to  be satisfied at any time during the 20 Trading Day period, then a Holder may elect to nullify the  Optional  Redemption  Notice  as  to  such  Holder  by  notice  to  the  Corporation  within  3

Trading  Days  after  the  first  day  on  which  any  such  Equity  Condition  has  not  been  met

(provided  that  if,  by  a  provision  of  the  Transaction  Documents,  the  Corporation  is

obligated  to  notify  the  Holders  of  the  non-existence  of  an  Equity  Condition,  such  notice

period   shall   be   extended   to   the   third   Trading   Day   after   proper   notice   from   the

Corporation)  in  which  case  the  Optional  Redemption  Notice  shall  be  null  and  void,  ab

initio.   The  Corporation covenants and agrees that it will honor all Notices of Conversion tendered  from  the  time  of  delivery  of  the  Optional  Redemption  Notice  through  the  date the Optional Redemption Amount is paid in full.

d)

Redemption  Procedure.    The  payment  of  cash  pursuant  to  an  Optional

Redemption  shall  be  made  on  the  Optional  Redemption  Date.   If  any  portion  of  the  cash

payment  for  an  Optional  Redemption  has  not  been  paid  by  the  Corporation  on  the

Optional  Redemption  Date,  interest  shall  accrue  thereon  until  such  amount  is  paid  in  full at  a  rate  equal  to  the  lesser  of  18%  per  annum  or  the  maximum  rate  permitted  by applicable law.

Section 9.

Miscellaneous.

a)

Notices.   Any  and  all  notices  or  other  communications  or  deliveries  to  be

provided   by   the   Holders   hereunder   including,   without   limitation,   any   Notice   of

Conversion,   shall   be   in   writing   and   delivered   personally,   by   facsimile   or   e-mail

attachment,  or  sent  by  a  nationally  recognized  overnight  courier  service,  addressed  to  the

Corporation,  at  the  address  set  forth  above  Attention:  Chief  Executive  Officer,  facsimile number  888-899-3966,  e-mail  address  paul@parallaxcare.com,  or  such  other  facsimile number,  e-mail  address  or  address  as  the  Corporation  may  specify  for  such  purposes  by

notice  to  the  Holders  delivered  in  accordance  with  this  Section  9.   Any  and  all  notices  or

other  communications  or  deliveries  to  be  provided  by  the  Corporation  hereunder  shall  be in  writing  and  delivered  personally,  by  facsimile  or  e-mail  attachment,  or  sent  by  a nationally  recognized  overnight  courier  service  addressed  to  each  Holder  at  the  facsimile

number,   e-mail   address   or   address   of   such   Holder   appearing   on   the   books   of   the

Corporation,  or  if  no  such  facsimile  number,  e-mail  address  or  address  appears  on  the books of the Corporation, at the principal place of business of such Holder, as set forth in

the  Purchase  Agreement.    Any  notice  or  other  communication  or  deliveries  hereunder shall  be  deemed  given  and  effective on the  earliest  of  (i)  the  time  of  transmission, if  such notice  or  communication  is  delivered  via  facsimile  at  the  facsimile  number  or  e-mail attachment  at  the  e-mail  address  set  forth  in  this  Section  prior  to  5:30  p.m.  (New  York

City  time)  on  any  date,  (ii)  the  next  Trading  Day  after  the  time  of  transmission,  if  such notice  or  communication  is  delivered  via  facsimile  at  the  facsimile  number  or  e-mail attachment  at  the  e-mail  address  set  forth  in  this  Section  on  a  day  that  is  not  a  Trading

Day  or  later  than  5:30  p.m.  (New  York  City  time)  on  any  Trading  Day,  (iii)  the  second

Trading   Day   following   the   date   of   mailing,   if   sent   by   U.S.   nationally   recognized

overnight  courier  service,  or  (iv)  upon  actual  receipt  by  the  party  to  whom  such  notice  is required to be given.

b)

Absolute  Obligation.  Except  as  expressly  provided  herein,  no  provision  of this  Certificate  of  Designation  shall  alter  or  impair  the  obligation  of  the  Corporation,

which  is  absolute  and  unconditional,  to  pay  liquidated  damages,  accrued  dividends  and accrued  interest,  as  applicable,  on  the  shares  of  Preferred  Stock  at  the  time,  place,  and rate, and in the coin or currency, herein prescribed.

c)

Lost  or  Mutilated  Preferred  Stock  Certificate.    If  a  Holder’s  Preferred

Stock   certificate   shall   be   mutilated,   lost,   stolen   or   destroyed,   the   Corporation   shall

execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate,  or  in  lieu  of  or  in  substitution  for  a  lost,  stolen  or  destroyed  certificate,  a  new certificate  for  the  shares  of  Preferred  Stock  so  mutilated,  lost,  stolen  or  destroyed,  but only  upon  receipt  of  evidence  of  such  loss,  theft  or  destruction  of  such  certificate,  and  of the ownership hereof reasonably satisfactory to the Corporation.

d)

Governing   Law.     All   questions   concerning   the   construction,   validity,

enforcement and interpretation of this Certificate of Designation shall be governed by and construed  and  enforced  in  accordance  with  the  internal  laws  of  the  State  of  Nevada,

without  regard  to  the  principles  of  conflict  of  laws  thereof.     All  legal  proceedings

concerning  the  interpretation,  enforcement  and  defense  of  the  transactions  contemplated by  any  of  the  Transaction  Documents  (whether  brought  against  a  party  hereto  or  its

respective  Affiliates,   directors,  officers,  shareholders,  employees   or  agents)   shall   be

commenced  in  the  state  and  federal  courts  sitting  in  the  City  of  New  York,  Borough  of

Manhattan   (the   “New   York   Courts”).     The   Corporation   and   each   Holder   hereby

irrevocably   submits   to   the   exclusive   jurisdiction   of   the   New   York   Courts   for   the

adjudication  of  any  dispute  hereunder  or  in  connection  herewith  or  with  any  transaction contemplated  hereby  or  discussed  herein  (including  with  respect  to  the  enforcement  of any  of  the  Transaction  Documents),  and  hereby  irrevocably  waives,  and  agrees  not  to assert  in  any  suit,  action  or  proceeding,  any  claim  that  it  is  not  personally  subject  to  the

jurisdiction   of   such   New   York   Courts,   or   such   New   York   Courts   are   improper   or

inconvenient  venue  for  such  proceeding.    The  Corporation  and  each  Holder  hereby

irrevocably  waives  personal  service  of  process  and  consents  to  process  being  served  in any  such  suit,  action  or  proceeding  by  mailing  a  copy  thereof  via  registered  or  certified mail  or  overnight  delivery  (with  evidence  of  delivery)  to  such  party  at  the  address  in effect  for  notices  to  it  under  this  Certificate  of  Designation  and  agrees  that  such  service

shall  constitute  good  and  sufficient  service  of  process  and  notice  thereof.    Nothing

contained  herein  shall  be  deemed  to  limit  in  any  way  any  right  to  serve  process  in  any other  manner  permitted  by  applicable  law.  The  Corporation  and  each  Holder  hereby irrevocably  waives,  to  the  fullest  extent  permitted  by  applicable  law,  any  and  all  right  to trial  by  jury  in  any  legal  proceeding  arising  out  of  or  relating  to  this  Certificate  of

Designation  or  the  transactions  contemplated  hereby.   If  the  Corporation  or  any  Holder

shall  commence  an  action  or  proceeding  to  enforce  any  provisions  of  this  Certificate  of

Designation,  then  the  prevailing  party  in  such  action  or  proceeding  shall  be  reimbursed by  the  other  party  for  its  attorneys’  fees  and  other  costs  and  expenses  incurred  in  the investigation, preparation and prosecution of such action or proceeding.

e)

Waiver.   Any  waiver  by  the  Corporation  or  a  Holder  of  a  breach  of  any provision  of  this  Certificate  of  Designation  shall  not  operate  as  or  be  construed  to  be  a waiver  of  any  other  breach  of  such  provision  or  of  any  breach  of  any  other  provision  of

this  Certificate  of  Designation  or  a  waiver  by  any  other  Holders.    The  failure  of  the

Corporation  or  a  Holder  to  insist  upon  strict  adherence  to  any  term  of  this  Certificate  of

Designation  on  one  or  more  occasions  shall  not  be  considered  a  waiver  or  deprive  that party  (or  any  other  Holder)  of  the  right  thereafter  to  insist  upon  strict  adherence  to  that

term  or  any  other  term  of  this  Certificate  of  Designation  on  any  other  occasion.    Any

waiver by the Corporation or a Holder must be in writing.

f)

Severability.   If  any  provision  of  this  Certificate  of  Designation  is  invalid,

illegal  or  unenforceable,  the  balance  of  this  Certificate  of  Designation  shall  remain  in

effect,   and   if   any   provision   is   inapplicable   to  any   Person   or   circumstance,   it   shall

nevertheless  remain  applicable  to  all  other  Persons  and  circumstances.    If  it  shall  be

found  that  any  interest  or  other  amount  deemed  interest  due  hereunder  violates  the

applicable   law   governing   usury,   the   applicable   rate   of   interest   due   hereunder   shall

automatically   be   lowered   to   equal   the   maximum   rate   of   interest   permitted   under

applicable law.

g)

Next Business Day.   Whenever any payment or other obligation hereunder

shall be  due on  a  day  other  than a  Business  Day, such payment  shall  be made  on the next succeeding Business Day.

h)

Headings.  The headings contained herein are for convenience only, do not constitute  a  part  of  this  Certificate  of  Designation  and  shall  not  be  deemed  to  limit  or affect any of the provisions hereof.

i)

Status  of  Converted  or  Redeemed  Preferred  Stock.    Shares  of  Preferred

Stock may only be issued pursuant to the Purchase Agreement.  If any shares of Preferred

Stock  shall  be  converted,  redeemed  or  reacquired  by  the  Corporation,  such  shares  shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B1 10% Convertible Preferred Stock.

*********************

RESOLVED,  FURTHER,  that  the  Chairman,  the  president  or  any  vice-president,    and  the  secretary  or  any

assistant  secretary,  of  the  Corporation  be  and  they  hereby  are  authorized  and  directed  to  prepare  and  file this

Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Nevada law.

IN  WITNESS  WHEREOF,  the  undersigned  have  executed  this  Certificate  this  10th  day  of  February

2020.

__________________________________________

__________________________________________

Name:  Paul R. Arena

Name:

Title:    Chief Executive Officer

Title:

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES

OF PREFERRED STOCK)

The  undersigned  hereby  elects  to  convert  the  number  of  shares  of  Series  B  10%  Convertible

Preferred  Stock  indicated  below  into  shares  of  common  stock,  par  value  $0.001  per  share  (the

“Common  Stock”),  of  Parallax  Health  Sciences,  Inc.,  a  Nevada  corporation  (the  “Corporation”),

according  to  the  conditions  hereof,  as  of  the  date  written  below.  If  shares  of  Common  Stock  are to  be  issued  in  the  name  of  a  Person  other  than  the  undersigned,  the  undersigned  will  pay  all transfer  taxes  payable  with  respect  thereto  and  is  delivering  herewith  such  certificates  and opinions  as may  be  required by  the Corporation in accordance  with the  Purchase  Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: _____________________________________________

Number of shares of Preferred Stock owned prior to Conversion: _______________

Number of shares of Preferred Stock to be Converted: ________________________

Stated Value of shares of Preferred Stock to be Converted: ____________________

Number of shares of Common Stock to be Issued: ___________________________

Applicable Conversion Price:____________________________________________

Number of shares of Preferred Stock subsequent to Conversion: ________________

Address for Delivery: ______________________

or

DWAC Instructions:

Broker no: _________

Account no: ___________

[HOLDER]

By:___________________________________

Name:

Title: